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                                 EXHIBIT 99(a)
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                            NBC CAPITAL CORPORATION
                            Starkville, Mississippi

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 15, 1999

   The undersigned stockholder(s) hereby appoint(s) Lewis F. Mallory, Jr. and Richard T. Haston, or either one of them (with full power to act alone), proxies for the undersigned to attend the annual meeting of the stockholders of NBC Capital Corporation to be held on Tuesday, June 15, 1999, at 5:00 p.m. at 803 Main Street, Columbus, Mississippi, and any and all adjournments, thereof, with full power to both of them to appoint and to revoke the appointment of a substitute for himself at such meeting or at any and all adjournments thereof, and to vote as many shares of the capital stock of NBC Capital Corporation as the undersigned would be entitled to vote if personally present.

   This proxy will be voted as directed below on the proposals set forth in the proxy statement for the meeting:

  1. Approval and adoption of the Agreement and Plan of Merger dated as of February 3, 1999, between FFBS Bancorp, Inc. and NBC Capital Corporation, providing for the merger of FFBS Bancorp, Inc. into NBC Capital Corporation.

   The Board of Directors recommends a vote "FOR" approval of the merger agreement.

    [_] FOR                  [_] AGAINST              [_] ABSTAIN

  2. To elect twenty-two directors of NBC Capital Corporation to serve until the 2000 annual meeting, or until their successors are duly elected and qualified.

   The Board of Directors recommends a vote "FOR" all nominees listed below.

     [_] FOR all nominees listed below (except as marked to the contrary below)
     [_] WITHHOLD AUTHORITY to vote for all nominees listed below

   (INSTRUCTION: To withhold authority to vote for any individual nominee check the box above to vote "FOR" all nominees and strike a line through the nominee's name in the list below. Holders of common stock may cumulate their votes for one or more directors. To cumulate votes, place the number of votes for a director on the line next to such director's name)

__ Lewis F. Mallory, Jr.      __ Mark A. Abernathy                __ Davis Byars                 __ Robert L. Calvert, III

__ Robert A. Cunningham       __ J. Nutie Dowdle                  __ Clifton B. Fowler           __ James C. Galloway, Jr.

__ Hunter M. Gholson          __ Bobby L. Harper                  __ Robert S. Jones             __ Robert D. Miller

__ Edith D. Millsaps          __ Ralph E. Pogue                   __ Thomas J. Prince, Jr.       __ James R. Prude

__ Sarah Scribner Prude       __ Allen B. Puckett, III            __ Dr. James C. Ratcliff       __ Sammy J. Smith

__ H. Stokes Smith            __ Henry S. Weiss

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  3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.

________________________________________  Date: ________________________________
Signature of Stockholder

________________________________________  Date: ________________________________
Signature if held jointly

Please sign exactly as the name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

Please mail in the accompanying postpaid envelope.